EXHIBIT 10(g)











                               MERCK & CO., INC.

                          SUPPLEMENTAL RETIREMENT PLAN


                      As amended effective January 1, 1995






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                               TABLE OF CONTENTS


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Article I           Purpose                                 1
Article II          Definitions                             1
Article III         Benefits Payable Under This Plan        2
Article IV          Payments of Benefits                    5
Article V           Administration of The Plan              6
Article VI          Claims and Appeal Procedure             7
Article VII         Amendment and Termination               8
Article VIII        Miscellaneous                           9











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                               MERCK & CO., INC.

                          SUPPLEMENTAL RETIREMENT PLAN


                                   I. PURPOSE

     This Plan is intended to provide additional benefits to executive participants in certain Retirement Plans maintained by the Company and its subsidiaries, as follows: (i) benefits not payable by such Retirement Plans because of the limitations on benefits payable from such Retirement Plans set forth in Sections 415 and/or 401(a)(17) of the Internal Revenue Code of 1954, as amended, (ii) benefits not payable by such Retirement Plans because of the exclusion of deferred compensation from the benefit formulas of such Retirement Plans, (iii) a minimum aggregate benefit for the incumbents at time of actual retirement in positions designated as bona fide executive or high policymaking under the Company's Corporate Policy on Executive Retirement, and (iv) an enhanced benefit for certain of such individuals who have held such positions.

                                II. DEFINITIONS

     1. "ADEA-Exempt Employee" shall mean an Employee who occupies a position designated as "bona fide executive" or "high policy making" under the Company's Corporate Policy on Executive Retirement.

     2. "Basic Supplemental Benefit" shall mean the benefit described in Article III(1) and (2) hereof.

     3. "Beneficiary" shall mean the individual, individuals or entity entitled to receive a death or survivor benefit under the Retirement Plan, as hereinafter defined, or pursuant to Article IV(2) hereof.

     4. "Code" shall mean the Internal Revenue Code of 1954, as amended.

     5. "Committee" shall mean the U.S. Compensation and Benefits Committee of the Company, a management committee appointed by the Compensation and Benefits Committee of the Board of Directors of the Company.

     6. "Company" shall mean Merck & Co., Inc. or any successor thereto.

     7. "Compensation" shall mean compensation as defined in the applicable Retirement Plan; provided, however, that if an

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Employee defers, or if there is a mandatory deferral of, all or any portion of an award under an Incentive Plan in any year, such deferred amount shall be included in Compensation for such year, notwithstanding any subsequent forfeiture.

     8. "Credited Service" shall mean credited service as defined in the applicable Retirement Plan.

     9. "Employee" shall mean any employee of the Company or its subsidiaries who is a participant in a Retirement Plan.

     10. "Enhanced Credited Service" shall mean credited service as defined in
Article III(3) hereof.

     11. "Enhanced Supplemental Benefit" shall mean the benefit described in
Article III(3) hereof.

     12. "Incentive Plan" shall mean the Merck & Co., Inc. Annual Incentive Plan, Executive Incentive Plan, Subsidiary Incentive Plan, Calgon Vestal Annual Incentive Plan or Kelco Annual Incentive Plan.

     13. "Plan" shall mean this Merck & Co., Inc. Supplemental Retirement Plan as hereinafter amended from time to time.

     14. "Prior Benefit" shall mean the benefit described in Article III(3).

     15. "Retirement Plan" shall mean a defined benefit retirement plan qualified under the Code and maintained by the Company, or any of its subsidiaries whose board of directors has authorized participation in this Plan with the approval of the Committee and the Chief Executive Officer of the Company, or, prior to June 26, 1984, with the approval of the Board of Directors of the Company.

     16. "Supplemental Benefits" shall mean the benefits provided for pursuant to Article III hereof.


                     III. BENEFITS PAYABLE UNDER THIS PLAN

     l. An Employee shall be entitled to a Basic Supplemental Benefit in an amount equal to the excess of (i) over (ii) where:

          (i) is the benefit which would have been paid to such Employee (or his/her Beneficiary) under the Retirement Plan in which he/she participates, if the provisions of such Retirement Plan were administered
     (a) without regard to the limitations set forth in Section 415 and/or
     Section 401(a)(17) of the Code, and (b) as if the definition of

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     Compensation set forth herein was substituted for the definition of compensation in such Retirement Plan; and

          (ii) is the benefit which is payable to such Employee (or his/her Beneficiary) under the Retirement Plan in which he/she participates.

     2. An Employee who, at time of retirement or death, (a) is an ADEA-Exempt Employee and (b) in the case of retirement prior to normal retirement date, has had, immediately prior to such retirement, at least ten years of Credited Service, shall be entitled at normal retirement date to a Basic Supplemental Benefit in an amount equal to the excess, if any, of $50,000 per year, on a life income basis, over the benefit which is payable to such Employee (or his/her Beneficiary) under the Retirement Plan in which he/she participates and any other provision of this Plan. In the case of early or disability retirement or death prior to normal retirement date, such benefit shall be reduced, prior to any reduction set forth in Article IV (1) below, by multiplying $50,000 by a fraction the numerator of which is such Employee's years of Credited Service as of the date of such early or disability retirement or death and the denominator of which shall be such Employee's years of Credited Service assuming he/she terminated employment with the Company or an affiliate on his/her normal retirement date.

     3. ADEA-Exempt Employees who are such Employees on or after March 1, 1988 and who are mandatorily retired at normal retirement date shall be entitled to an Enhanced Supplemental Benefit determined as follows:

          (i) for each month of Credited Service earned under a Retirement Plan by an ADEA-Exempt Employee prior to or during the period in which such Employee is an ADEA-Exempt Employee, such Employee will be granted an additional month of Credited Service, up to an aggregate maximum of thirty-five years, such additional Credited Service constituting the Enhanced Credited Service for such Employee;

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          (ii) such Employee's Basic Supplemental Benefit shall be determined using the formula set forth in Article III(1) above and as if the definition of Enhanced Credited Service set forth above were substituted for the definition of Credited Service in the Retirement Plan in which such Employee participates; the resulting increased benefit, less such Employee's Basic Supplemental Benefit, and the benefit payable to such Employee under the Retirement Plan in which he or she participates, shall then be reduced by any other benefit paid or payable to such Employee under any other retirement plan, except for any retirement plan sponsored in whole or in part by the Company or any of its affiliates, in which he or she has ever participated regardless of the nature of the sponsor (including, without limitation, government-sponsored plans) (the "Prior Benefit"). The resulting amount shall be such Employee's Enhanced Supplemental Benefit. All benefit amounts used in determining the Enhanced Supplemental Benefit shall be determined by the Company on a lump-sum basis utilizing the actuarial and interest rate assumptions employed as of the date of retirement by the Retirement Plan in which such Employee participates, or, in the case of a Prior Benefit previously distributed to an Employee, utilizing such other interest rates as the Company deems appropriate under the circumstances;

          (iii) subject to 3(iv) below, such Employee shall have a non-forfeitable right to the Enhanced Supplemental Benefit at such time as he or she has a non-forfeitable right to a benefit under the Retirement Plan in which he or she participates;

          (iv) at such time as any Employee becomes an ADEA-Exempt Employee, he or she will promptly provide the Company with confirmation, in such detail as may from time to time be required by the Company, of the nature and amount of any Prior Benefit. The Company may establish such rules and regulations as it deems appropriate in confirming the existence, nature and terms of payments of any such Prior Benefit. Failure of an Employee to comply with such rules and regulations or any other Company requests in this regard will result in forfeiture of the Enhanced Supplemental Benefit. The Company shall determine whether any plan in which an Employee has participated is a plan providing a Prior Benefit and shall determine the amount thereof and its decisions shall be final and binding in all respects.

          (v) Enhanced Credited Service shall be used only to calculate an Employee's Enhanced Supplemental Benefit as described above and not for any other purpose under this Plan or a Retirement Plan.

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          (vi) In the case of the early or disability retirement or death prior to normal retirement date of an ADEA-Exempt Employee who would have been eligible for an Enhanced Supplemental Benefit upon retirement on his or her normal retirement date, an Enhanced Supplemental Benefit shall only be payable with the consent of the Compensation and Benefits Committee of the Board of Directors of the Company.

          (vii) Effective January 1, 1995, there will be no further accruals under the Enhanced Supplemental Benefit provisions of this Plan, except that those individuals listed on Exhibit One hereto shall continue such accruals under the terms and conditions set forth in this Section 3.

                            IV. PAYMENT OF BENEFITS

     1. The payment of Supplemental Benefits hereunder shall be governed by the terms of the applicable Retirement Plan, including but not limited to actuarial or other reductions relative to termination or early retirement, and any applicable elections thereunder, with respect to date of commencement, form of benefit, payments in the event of death, vesting, and any other term, condition or election applicable to such benefits.

     2. Article IV(1) notwithstanding:

          (a) An Employee electing a lump-sum payment under a Retirement Plan may elect to receive his/her Supplemental Benefits in any other form allowed under such Retirement Plan. Any such election must be made no later than the end of the calendar year preceding the year in which the Employee retires. In the event a Participant makes such an election, he/she shall designate a Beneficiary to receive any death or survivor benefit which may become payable hereunder.

          (b) An Employee who is prohibited from electing a form of benefit under a Retirement Plan because spousal consent has not been obtained, as required under Section 417(a)(2)(A) of the Code, may elect to receive his/her Supplemental Benefit in any other form allowed under such Retirement Plan. Any such election must be made no later than the end of the calendar year preceding the year in which the Employee retires. In the event a Participant makes such an election, he/she shall designate a Beneficiary to receive any death or survivor benefit which may become payable hereunder.

          (c) Any Employee eligible to make an election under paragraphs (a) or
     (b) of this Section may elect a lump sum

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     under this Plan to be paid on the first of January following the Employee's
     Normal Retirement Date regardless of whether the employee dies before that date, and the amount of the lump sum shall be the exact amount that would have been paid if the Employee had elected a lump sum payable on his/her actual retirement date. Any such election must be made no later than the end of the calendar year preceding the year in which the Employee retires. In the event an Employee makes such an election, he/she shall designate a Beneficiary to receive any death benefit which may become payable hereunder.

          (d) In the event payments under a Retirement Plan are required to be made pursuant to a "Qualified Domestic Relations Order", as such term is defined in Section 414(p) of the Code, Supplemental Benefits shall not be paid in accordance with the Qualified Domestic Relations Order unless such Order specifically requires the payment of Supplemental Benefits thereunder.

     3. Benefit payments shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of distributions. Nothing contained in this Plan and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind. To the extent that any person acquires a right to receive benefits from the Company or its subsidiaries under this Plan, such right shall be no greater than the right of an unsecured creditor of the Company or its subsidiaries.


                         V. ADMINISTRATION OF THE PLAN

     This Plan shall be operated under the direction of the Board of Directors of the Company and administered by the Salaried Pension Committee in a manner consistent with the operation and administration of the applicable Retirement Plan. The Salaried Pension Committee's decision in any matter involving the interpretation and application of the Plan shall be final and binding.


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                        VI. CLAIMS AND APPEALS PROCEDURE

1. Determination of Claim

     An Employee or his/her authorized representative may present a claim for benefits to the Executive Director--Compensation and Benefits. The Executive Director shall make all determinations as to the Employee's claim for benefits under the Plan. If the Executive Director grants a claim, benefits payable under the Plan will be paid to the Employee as soon as feasible thereafter. If the Executive Director denies in whole or part any claim for a benefit under the Plan, he/she shall furnish the claimant with notice of the decision not later than 90 days after receipt of the claim. If special circumstances require an extension of time for processing the claim, the Executive Director shall provide a written notice of the extension during the initial 90-day period, in which case a decision shall be rendered not more than 180 days after receipt of the claim. The written notice which the Executive Director shall provide to every claimant who is denied a claim for benefits shall set forth in a manner calculated to be understood by the claimant:

          (i) the specific reason or reasons for the denial;
          (ii) specific reference to pertinent Plan provisions on which the denial is based;
          (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
          (iv) appropriate information as to the steps to be taken if the claimant wishes to submit his/her claim for review.

2. Appeal of Denied Claim

     A claimant or his/her authorized representative may request a review of the denied claim by the Salaried Pension Committee. Such request shall be made in writing and shall be presented to the Salaried Pension Committee not more than 60 days after receipt by the claimant of written notification of the denial of the claim. The Salaried Pension Committee shall render its decision on review not later than 60 days after receipt of the claimant's request for review, unless special circumstances require an extension of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of the request for review. The decision on review shall be in writing and shall include specific reasons for the decision.

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     3. The Executive Director--Compensation and Benefits and the Salaried
Pension Committee, shall have the discretion to review and determine questions regarding eligibility and to construe and interpret the terms of the Plan.

     It is intended that the claims procedure of the Plan be administered in accordance with regulations of the Department of Labor issued under ERISA
Section 503.


                         VII. AMENDMENT AND TERMINATION

     1. The Committee, with the concurrence of the Chief Executive Officer of the Company, shall have the right to alter or amend this Plan including the right to merge the Plan with any other retirement plan of the Company which is not qualified under Section 401(a) of the Code; provided that amendments which
(i) result in a significant cost increase, or (ii) would have a significant adverse effect on rights of Employees including the termination of this Plan, or
(iii) would have a significant effect on the long-term rights or liabilities of the Company, must be approved by the Board of Directors of the Company.

     2. If this Plan should be amended, the rights of an Employee to his/her accrued benefits under the Plan, determined as of the date of such amendment, shall be nonforfeitable to the extent that any such amendment would reduce such Employee's accrued benefits hereunder. If the Company should terminate this Plan, the rights of an Employee to his/her accrued benefits shall be nonforfeitable. If the Company should terminate a Retirement Plan with respect to participants therein, the applicable benefits hereunder shall be payable to affected Employees in accordance with all of the terms and conditions applicable to such Employees' benefits under such Retirement Plan in the event of its termination.


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                              VIII. MISCELLANEOUS

     1. No right to payment or any other interest of an Employee or his/her Beneficiary shall be assignable or subject to attachment, execution or levy of any kind, except to the extent permitted by law or a court ruling.

     2. Nothing in this Plan shall be construed as giving any Employee the right to continued employment with the Company.

     3. No Supplemental Benefit shall be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he/she may be entitled under a Retirement Plan. This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Employee and his/her Beneficiary.

     4. The Company may withhold from any benefits payable under the Plan any taxes required to be withheld pursuant to any law or governmental regulation or ruling.

     5. This Plan is not intended to be qualified under Section 401(a) of the Code.



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                                  EXHIBIT ONE



Charles Popper

Gerald Levey

Paul Friedman

William Powell

Bennett Shapiro

Louis Sherwood

R. Gordon Douglas

Norman Jangaard

Ronald Ahrens




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